Exhibit 99.1

Dana Holding Corporation Reports Strong Second Quarter 2013 Results;

Refines 2013 Earnings Outlook

•	Sales of $1.8 billion

•	Net income of $92 million compared with $86 million in 2012

•	Adjusted EBITDA of $215 million, or 11.9 percent of sales, representing a 40 basis point improvement over 2012 results and a 250 basis point improvement over first quarter of this year

•	Strong free cash flow of $160 million, $53 million higher than 2012

•	Announced $1 billion common share repurchase program

•	Significant business wins through the second quarter

MAUMEE, Ohio, July 25, 2013 – Dana Holding Corporation (NYSE: DAN) today announced its second quarter 2013 results. Sales for the quarter totaled $1.8 billion compared with $1.9 billion for the same period in 2012. The sales reduction was primarily driven by scheduled Light Vehicle program roll-offs and an Off-Highway divestiture that lowered sales by $84 million, along with currency effects that reduced sales by $38 million. Stronger second-quarter production levels in the North American light-vehicle and South American commercial-vehicle markets partially offset lower North American commercial-vehicle production and global off-highway market demand compared with a year ago.

Sequentially, sales increased more than $120 million compared with the first quarter of 2013, largely driven by higher North American and South American light- and commercial-vehicle production volumes.

Net income for the quarter was $92 million, compared with $86 million in the previous year. Reductions in SG&A expenses and lower restructuring costs more than offset the earnings impact of lower sales and increased income taxes. Fully diluted adjusted earnings per share (EPS), which excludes restructuring, amortization, and other nonrecurring items, were $0.54 in the quarter, compared with $0.56 a year ago.

Adjusted EBITDA was $215 million for the second quarter compared with $225 million in the previous year. Although sales were lower, Adjusted EBITDA as a percent of sales increased 40 basis points to 11.9 percent, reflecting the company’s continued execution of cost-control and other actions. Compared with the first quarter of this year, Adjusted EBITDA margin improved 250 basis points, reflecting the benefit of increased production volumes, continued cost discipline, and the recovery of a portion of the Venezuelan currency devaluation that occurred during the first quarter.

In this year’s second quarter, Dana generated strong free cash flow of $160 million. This was an increase of $53 million compared with the same period last year. During the quarter, Dana returned $62 million to shareholders through its share repurchase program and $22 million through dividends. Cash and marketable securities at the end of the quarter totaled $1.127 billion, an increase of $83 million from the first quarter of this year.

“I am pleased with Dana’s second-quarter performance. We continue to focus on disciplined cost and investment actions to generate positive cash flow and improve margin performance in each of our four business segments,” said company President and Chief Executive Officer Roger J. Wood. “Looking forward, political and economic uncertainties in a number of countries are putting pressure on volumes in some of our key markets. Yet I am confident in our ability to continue to remain flexible and execute on the levers within our control that are necessary to adjust our cost structure and respond quickly to changing market conditions.”

Refined 2013 Financial Targets

Due to economic pressures in India and South America impacting its Light Vehicle Driveline business and continued softness in construction and mining equipment demand, Dana has refined its full-year financial targets to the lower end of its previous guidance for sales and adjusted EBITDA while maintaining its adjusted EBITDA margin target.

Dana has refined its full-year financial targets to the following:

•	Sales of approximately $7.0 billion, from $7.1 billion;

•	Adjusted EBITDA of approximately $800 million;

•	Adjusted EBITDA as a percent of sales maintained at approximately 11.4 percent;

•	Diluted adjusted EPS of approximately $1.90 (excluding the impact of share repurchases after June 30, 2013);

•	Capital spending of $180 million to $200 million; and

•	Free cash flow of $265 million to $285 million, $25 million higher, reflective of a second quarter 2013 note receivable interest payment.

Expansion of Common Share Repurchase Program

In June, Dana’s Board of Directors approved an expanded common share repurchase program of up to $1 billion. This action represents an increase of approximately $900 million over the more than $100 million already returned to shareholders under the company’s previous repurchase authorization.

Dana plans to repurchase its shares either in the open market or through privately negotiated transactions over the next two years. The stock repurchase is subject to prevailing market conditions and other considerations.

2

Strong New and Replacement Business

Dana continues to win business around the world. Through the first half of the year, the company has secured significant business across all regions. Notably, Light Vehicle Driveline won business across a broad base of customers including Ford, Foton, Gaz, General Motors, Jaguar, Isuzu, Mahindra & Mahindra, Nissan, and Suzuki.

Dana also recently announced that it will provide its new light-weight Spicer® Pro-40™ tandem axles to the largest privately held flatbed carrier in the United States. Optimized for weight sensitive fleets with known duty cycles, the Spicer Pro-40 family of heavy-duty axles offers a dramatic weight reduction and improved power density, enabling customers to increase payload, improve fuel economy, and ultimately improve their bottom line.

Dana was named the standard supplier of steer axles, drive axles, and driveshafts on the new International TerraStar 4x4 medium-duty truck and began shipping product to the customer earlier this month.

Dana also won off-highway axle business with a major agricultural manufacturer in Brazil, drivelines for a major construction manufacturer in India, and axles for a vocational truck manufacturer in China.

Dana’s growth in emerging markets is illustrated by the company’s announcement that its Power Technologies Group signed an agreement with Victor Reinz India (VRI), the company’s joint venture with the Jayant Group, to manufacture engine oil coolers, fuel coolers, transmission oil coolers, and power steering oil coolers. The agreement leverages Dana’s existing technical knowledge and manufacturing capabilities with Victor Reinz India’s customer relationships and physical infrastructure to expand the company’s reach and product offerings in India.

Dana to Host Conference Call at 11:30 a.m. Today

Dana will discuss its second-quarter results in a conference call at 11:30 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter 12388027. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 10:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and enter 12388027. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

3

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure which excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding any bankruptcy claim-related payments, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

4

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world-leading supplier of driveline, sealing, and thermal-management technologies that improve the efficiency and performance of passenger, commercial, and off-highway vehicles with both conventional and alternative-energy powertrains. The company’s global network of engineering, manufacturing, and distribution facilities provides original-equipment and aftermarket customers with local product and service support. Based in Maumee, Ohio, Dana employs more than 23,000 people in 26 countries and reported 2012 sales of $7.2 billion. For more information, please visit www.dana.com.

Investor Contact

Craig Barber

419.887.5166

Media Contact

Jeff Cole

419.887.3535

5

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2013 and 2012

(In millions except per share amounts)	Three Months Ended
	June 30,
	2013	2012
Net sales	$1,800	$1,936
Costs and expenses
Cost of sales	1,541	1,663
Selling, general and administrative expenses	105	110
Amortization of intangibles	18	19
Restructuring charges, net	4	19
Other income, net	18	8

Income from continuing operations before interest expense and income taxes	150	133
Interest expense	21	20

Income from continuing operations before income taxes	129	113
Income tax expense	35	27
Equity in earnings of affiliates	3	2

Income from continuing operations	97	88
Income (loss) from discontinued operations	(1)	1

Net income	96	89
Less: Noncontrolling interests net income	4	3

Net income attributable to the parent company	92	86
Preferred stock dividend requirements	7	7

Net income available to common stockholders	$85	$79

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.59	$0.52
Income (loss) from discontinued operations	$(0.01)	$0.01
Net income	$0.58	$0.53
Diluted:
Income from continuing operations	$0.44	$0.40
Income from discontinued operations	$—	$—
Net income	$0.44	$0.40
Weighted-average common shares outstanding
Basic	145.9	147.9
Diluted	211.9	214.6

Dividends declared per common share	$0.05	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2013 and 2012

(In millions except per share amounts)	Six Months Ended
	June 30,
	2013	2012
Net sales	$3,476	$3,900
Costs and expenses
Cost of sales	3,003	3,361
Selling, general and administrative expenses	208	223
Amortization of intangibles	37	38
Restructuring charges, net	6	24
Other income, net	20	7

Income from continuing operations before interest expense and income taxes	242	261
Interest expense	42	41

Income from continuing operations before income taxes	200	220
Income tax expense	62	64
Equity in earnings of affiliates	7	6

Income from continuing operations	145	162
Income from discontinued operations	1

Net income	146	162
Less: Noncontrolling interests net income	12	6

Net income attributable to the parent company	134	156
Preferred stock dividend requirements	15	15

Net income available to common stockholders	$119	$141

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.80	$0.96
Income from discontinued operations	$0.01	$—
Net income	$0.81	$0.96
Diluted:
Income from continuing operations	$0.62	$0.73
Income from discontinued operations	$0.01	$—
Net income	$0.63	$0.73
Weighted-average common shares outstanding
Basic	146.9	147.7
Diluted	213.1	214.7

Dividends declared per common share	$0.10	$0.10

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended June 30, 2013 and 2012

(In millions)	Three Months Ended
	June 30,
	2013	2012
Net income	$96	$89
Less: Noncontrolling interests net income	4	3

Net income attributable to the parent company	92	86

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(47)	(79)
Change in unrealized hedging gains and losses	(6)
Change in unrealized investment and other gains and losses	(10)	(1)
Defined benefit plans	6	4

Other comprehensive loss attributable to the parent company	(57)	(76)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(3)	(1)

Other comprehensive loss attributable to noncontrolling interests	(3)	(1)

Total comprehensive income attributable to the parent company	35	10
Total comprehensive income attributable to noncontrolling interests	1	2

Total comprehensive income	$36	$12

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2013 and 2012

(In millions)	Six Months Ended
	June 30,
	2013	2012
Net income	$146	$162
Less: Noncontrolling interests net income	12	6

Net income attributable to the parent company	134	156

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(64)	(35)
Change in unrealized hedging gains and losses	(3)	8
Change in unrealized investment and other gains and losses	(9)	1
Defined benefit plans	14	6

Other comprehensive loss attributable to the parent company	(62)	(20)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(5)

Other comprehensive loss attributable to noncontrolling interests	(5)	—

Total comprehensive income attributable to the parent company	72	136
Total comprehensive income attributable to noncontrolling interests	7	6

Total comprehensive income	$79	$142

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of June 30, 2013 and December 31, 2012

(In millions except share and per share amounts)	June 30,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$1,030	$1,059
Marketable securities	97	60
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2013 and 2012	975	818
Other	163	170
Inventories	773	742
Other current assets	122	104

Total current assets	3,160	2,953
Goodwill	100	101
Intangibles	273	325
Other noncurrent assets	252	324
Investments in affiliates	210	202
Property, plant and equipment, net	1,179	1,239

Total assets	$5,174	$5,144

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$74	$101
Accounts payable	938	766
Accrued payroll and employee benefits	150	160
Accrued restructuring costs	15	23
Taxes on income	69	63
Other accrued liabilities	169	197

Total current liabilities	1,415	1,310
Long-term debt	824	803
Pension and postretirement obligations	669	715
Other noncurrent liabilities	355	368

Total liabilities	3,263	3,196

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,072,591 and 5,221,199 shares outstanding	497	511
Common stock, $0.01 par value, 450,000,000 shares authorized, 145,695,504 and 148,264,067 outstanding	2	2
Additional paid-in capital	2,703	2,668
Accumulated deficit	(658)	(762)
Treasury stock, at cost (6,966,217 and 1,797,988 shares)	(115)	(25)
Accumulated other comprehensive loss	(858)	(793)

Total parent company stockholders’ equity	1,813	1,843
Noncontrolling equity	98	105

Total equity	1,911	1,948

Total liabilities and equity	$5,174	$5,144

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2013 and 2012

	Three Months Ended
(In millions)	June 30,
	2013	2012
Operating activities
Net income	$96	$89
Depreciation	40	47
Amortization of intangibles	21	22
Amortization of deferred financing charges	2	2
Unremitted earnings of affiliates	(2)	(1)
Stock compensation expense	4	3
Deferred income taxes	2	(7)
Pension contributions, net	(4)	(16)
Interest payment received on payment-in-kind note receivable	26
Change in working capital	25	(2)
Other, net	(8)	7

Net cash flows provided by operating activities (1)	202	144

Investing activities
Purchases of property, plant and equipment (1)	(42)	(37)
Acquisition of business	(4)
Principal payment received on payment-in-kind note receivable	33
Purchases of marketable securities	(66)	(8)
Proceeds from sales of marketable securities	24	4
Proceeds from maturities of marketable securities	5
Other	7	9

Net cash flows used in investing activities	(43)	(32)

Financing activities
Net change in short-term debt	2	23
Proceeds from long-term debt	4	13
Repayment of long-term debt	(18)	(2)
Deferred financing payments	(3)
Dividends paid to preferred stockholders	(7)	(7)
Dividends paid to common stockholders	(15)	(8)
Distributions paid to noncontrolling interests	(1)	(2)
Repurchases of common stock	(62)
Payments to acquire noncontrolling interests
Other	3

Net cash flows provided by (used in) financing activities	(97)	17

Net increase in cash and cash equivalents	62	129
Cash and cash equivalents – beginning of period	981	773
Effect of exchange rate changes on cash balances	(13)	(21)

Cash and cash equivalents – end of period	$1,030	$881

(1)	Free cash flow of $160 in 2013 and $107 in 2012 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2013 and 2012

	Six Months Ended
(In millions)	June 30,
	2013	2012
Operating activities
Net income	$146	$162
Depreciation	82	96
Amortization of intangibles	43	44
Amortization of deferred financing charges	3	3
Unremitted earnings of affiliates	(6)	(4)
Stock compensation expense	9	10
Deferred income taxes		(5)
Pension contributions, net	(20)	(181)
Interest payment received on payment-in-kind note receivable	26
Change in working capital	(84)	(139)
Other, net	(12)	5

Net cash flows provided by (used) in operating activities (1)	187	(9)

Investing activities
Purchases of property, plant and equipment (1)	(71)	(71)
Acquisition of business	(8)
Principal payment received on payment-in-kind note receivable	33
Purchases of marketable securities	(66)	(8)
Proceeds from sales of marketable securities	24	4
Proceeds from maturities of marketable securities	5	3
Other	8	4

Net cash flows used in investing activities	(75)	(68)

Financing activities
Net change in short-term debt	(1)	43
Proceeds from long-term debt	57	29
Repayment of long-term debt	(48)	(5)
Deferred financing payments	(3)
Dividends paid to preferred stockholders	(15)	(15)
Dividends paid to common stockholders	(15)	(15)
Distributions paid to noncontrolling interests	(2)	(2)
Repurchases of common stock	(86)
Payments to acquire noncontrolling interests	(7)
Other	3	1

Net cash flows provided by (used in) financing activities	(117)	36

Net decrease in cash and cash equivalents	(5)	(41)
Cash and cash equivalents – beginning of period	1,059	931
Effect of exchange rate changes on cash balances	(24)	(9)

Cash and cash equivalents – end of period	$1,030	$881

(1)	Free cash flow of $116 in 2013 and $(80) in 2012 is the sum of net cash provided by (used in) operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2013 and 2012

	Three Months Ended
(In millions)	June 30,
	2013	2012
Segment Sales
Light Vehicle Driveline	$673	$735
Power Technologies	265	262
Commercial Vehicle	498	513
Off-Highway	364	426

Total Sales	$1,800	$1,936

Segment EBITDA
Light Vehicle Driveline	$71	$76
Power Technologies	39	37
Commercial Vehicle	61	57
Off-Highway	46	56

Total Segment EBITDA	217	226
Corporate expense and other items, net	(2)	(4)
Structures EBITDA		3

Adjusted EBITDA	$215	$225

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2013 and 2012

(In millions)	Six Months Ended
	June 30,
	2013	2012
Segment Sales
Light Vehicle Driveline	$1,292	$1,462
Power Technologies	521	530
Commercial Vehicle	956	1,064
Off-Highway	707	844

Total Sales	$3,476	$3,900

Segment EBITDA
Light Vehicle Driveline	$112	$139
Power Technologies	75	77
Commercial Vehicle	102	118
Off-Highway	87	105

Total Segment EBITDA	376	439
Corporate expense and other items, net	(3)	(7)
Structures EBITDA		5

Adjusted EBITDA	$373	$437

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended June 30, 2013 and 2012

(In millions)	Three Months Ended
	June 30,
	2013	2012
Segment EBITDA	$217	$226
Corporate expense and other items, net	(2)	(4)
Structures EBITDA		3

Adjusted EBITDA	215	225
Depreciation	(40)	(46)
Amortization of intangibles	(21)	(22)
Restructuring	(4)	(19)
Strategic transaction and other items	(3)	(1)
Write off of deferred financing costs	(2)
Recognition of unrealized gain on payment-in-kind note receivable	5
Impairment and loss on sale of assets		(3)
Structures EBITDA		(3)
Stock compensation expense	(4)	(2)
Foreign exchange on intercompany loans and market value adjustments on forwards	(1)	(1)
Interest expense	(21)	(20)
Interest income	5	5

Income from continuing operations before income taxes	129	113
Income tax expense	35	27
Equity in earnings of affiliates	3	2

Income from continuing operations	97	88
Income (loss) from discontinued operations	(1)	1

Net income	$96	$89

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Six Months Ended June 30, 2013 and 2012

(In millions)	Six Months Ended June 30,
	2013	2012
Segment EBITDA	$376	$439
Corporate expense and other items, net	(3)	(7)
Structures EBITDA		5

Adjusted EBITDA	373	437
Depreciation	(82)	(94)
Amortization of intangibles	(43)	(44)
Restructuring	(6)	(24)
Strategic transaction and other items	(6)	(5)
Write off of deferred financing costs	(2)
Recognition of unrealized gain on payment-in-kind note receivable	5
Impairment and loss on sale of assets		(6)
Structures EBITDA		(5)
Stock compensation expense	(9)	(9)
Interest expense	(42)	(41)
Interest income	12	11

Income from continuing operations before income taxes	200	220
Income tax expense	62	64
Equity in earnings of affiliates	7	6

Income from continuing operations	145	162
Income from discontinued operations	1

Net income	$146	$162

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2013 and 2012

(In millions except per share amounts)	Three Months Ended June 30,
	2013	2012
Net income attributable to parent company	$92	$86
Restructuring charges (1)	6	16
Amortization of intangibles (1)	17	18
Non-recurring items (1)

Adjusted net income	$115	$120

Diluted shares - as reported	212	215

Adjusted diluted shares	212	215

Diluted adjusted EPS	$0.54	$0.56

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2013 and 2012

(In millions except per share amounts)	Six Months Ended June 30,
	2013	2012
Net income attributable to parent company	$134	$156
Restructuring charges (1)	8	20
Amortization of intangibles (1)	34	34
Non-recurring items (1)	(2)	4

Adjusted net income	$174	$214

Diluted shares - as reported	213	215

Adjusted diluted shares	213	215

Diluted adjusted EPS	$0.82	$1.00

(1)	Amounts are net of associated tax effect.